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                                  Exhibit 99.1

FOR IMMEDIATE RELEASE                        Contact:   Phillip Hermann or
                                                        Ronan Higgins
                                             Tel:       (310) 444-3300
                                             Email:     rhiggins@youbet.com


                 YOU BET INTERNATIONAL, INC, RENAMED YOUBET.COM
                           TO REFLECT E-COMMERCE FOCUS

JANUARY 20, 1999 --- LOS ANGELES, CA --- The Board of Directors of You Bet International, Inc. (OTCBB:UBET), a high-technology online company specializing in live-event wagering, announced today that the company has been renamed Youbet.com to better reflect its position in the e-commerce arena.

As the first and only interactive online horseracing network in the U.S., the company launched its service six months ago offering subscribers instant access to watch and wager on a wide selection of coast-to-coast thoroughbred and standard-bred horseracing via its virtual closed-loop network.

Members have 24-hour access to the network's features including live racing from a choice of more than 16 leading racetracks across the country, commingled track pools and payoffs, live audio/video, up-to-the-minute track information, real-time wagering information and value-added handicapping products. Youbet.com derives revenues through subscription fees, information sales and a percentage of every wager made through its network.

"During the last six months we have proven our network, systems and software are prepared to accommodate our expansion from a technology development company to a marketing driven one," said Robert Fell, Youbet.com's Chairman and Chief Executive Officer. "Just as Amazon.com (NASDAQ:AMZN) filled the book space; eBay (NASDAQ:EBAY) developed the auction area; and Yahoo! (NASDAQ:YHOO) dominated the search engine area, we feel we have the assets to be the leading online, live-event wagering company in the world and the name Youbet.com better reflects this."

Additionally, to complement the current management team and support the shift toward e-commerce, Fell said the company has retained Heidrick & Struggles to conduct a search for a top marketing executive.

Youbet.com is a Los Angeles-based interactive technology company that facilitates live-events and is focused on content development, network deployment and management services via a cross-platform environment. Youbet.com's mission is to be the premier technology and service provider for interactive live-event wagering worldwide, and to create a widely accessible


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interactive race and sports environment filled with rich and exciting content.
In December 1998, You Bet accepted the 1998 Innovator of the Year Honors by "Internet Gaming International."

For further information, visit www.youbet.com or contact Phillip Hermann or Ronan Higgins at (310) 444-3300. To subscribe to Youbet.com call 1-888-YOUBET-8.




NOTE TO THE EDITORS: This release contains forward-looking statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigations Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expense and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release. You Bet is a registered trademark of Youbet.com. All other brands and products referenced herein are the trademarks or registered trademarks of their respective holders.


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